First Horizon Asset Securities Inc.
Depositor

First Horizon Alternative Mortgage Securities Trust 2006-AA1,
Mortgage Pass-Through Certificates, Series 2006-AA1

$[468,780,100](Approximate)

Expected Investor Settlement Date: February 28, 2006

TERM SHEET~Version 1.0

February [16], 2006

First Horizon Home Loan Corporation
Seller and Master Servicer

The Bank of New York
Trustee

Credit Suisse Securities (USA) LLC
Underwriter

First Horizon Alternative Mortgage Securities Trust 2006-AA1	February [16] 2006
TERM SHEET	(212) 538-3831

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING
ESTIMATES, AND OTHER INFORMATION

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this term sheet relates. This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this term sheet is preliminary, and may be superseded by an additional term sheet provided to you prior to the time you enter into a contract of sale. This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this preliminary term sheet and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates until we have accepted your offer to purchase Certificates. We will not accept any offer by you to purchase Certificates, and you will not have any contractual commitment to purchase any of the Certificates until after you have received the term sheet provided to you prior to the time you enter into a contract of sale. You may withdraw your offer to purchase Certificates at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this term sheet is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1	February [16] 2006
TERM SHEET	(212) 538-3831

First Horizon Alternative Mortgage Securities Trust 2006-AA1

Offered Certificates: $[468,780,100] (Approximate)

Class	Original Balance (+/-5%)		Initial Coupon (%)		Avg. Life Call/Mat. (Years)[1]	Prin. Window Call/Mat. (Months)[1]	Type	Pricing Speed and Assumption	Proj. Net Margin[2]	W.A. MTR[2]	Exp’d Rating[3] Fitch/Moody’s/ S&P

1-A-1	$	[224,470,000]	[6.2684]	%[4]	[2.5039/2.5039]	[1-59/1-59]	SuperSen/WAC/PT	[25] CPB	[1.875]	[59]	AAA
1-A-2	$	[18,200,000]	[6.2684]	%[4]	[2.5039/2.5039]	[1-59/1-59]	SenSupport/WAC/PT	[25] CPB	[1.875]	[59]	[TBD]
2-A	$	[226,110,000]	[6.2941]	%[5]	[2.5060/2.5060]	[1-59/1-59]	Sen/WAC/PT	[25] CPB	[1.875]	[59]	AAA
2-AR	$	[100]	[6.2941]	%[5]	[0.07/0.07]	[1-1/1-1]	Sen/Residual	[NA]	[1.875]	[59]	AAA

Non-Offered Certificates: $[N/A]

Class	Original Balance (+/-5%)	Initial Coupon (%)	Avg. Life Call/Mat. (Years)	Prin. Window Call/Mat. (Months)	Type	Pricing Speed and Assumption	Proj. Net Margin	W.A. MTR	Exp’d Rating Fitch/Moody’s/ S&P

B-1	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]
B-2	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]
B-3	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]
B-4	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]
B-5	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]
B-6	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]	[N/A]

Information is preliminary and subject to final collateral, rating agency approval and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Credit Suisse Securities (USA) LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus/prospectus supplement.

[1]

Weighted average lives and principal windows with respect to the Offered Certificates (as defined herein) will be calculated to ‘Call’ assuming the related 10% optional termination is exercised and all mortgage loans pay down on their initial reset date; and to ‘Maturity’ assuming all mortgage loans pay down on their initial reset date; in both cases assuming the Pricing Speed and Assumptions stated above.

[2]	Based on weighted average information on the assumed collateral as of the Cut-off Date.

[3]

The Offered Certificates are expected to be rated by 2 of the following 3 rating agencies: Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Rating Services (“S&P”), and Fitch Ratings (“Fitch”).

[4]	The initial pass-through rate on the Class [1-A-1] Certificates and Class [1-A-2] Certificates is expected to be approximately [6.2684]% per annum.

[5]	The initial pass-through rate on the Class [2-A] Certificates and Class [2-AR] Certificates is expected to be approximately [6.2941]% per annum.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

I. SUMMARY

Issuer	First Horizon Alternative Mortgage Securities Trust 2006-AA1.

Title of Series	Mortgage Pass-Through Certificates, Series 2006-AA1.

Depositor	First Horizon Asset Securities Inc.

Seller and Master Servicer	First Horizon Home Loan Corporation.

Trustee	The Bank of New York.

Custodian	First Tennessee Bank National Association

Mortgage Pool

[2,012] adjustable-rate mortgage loans with an aggregate principal balance of approximately $[506,784,959.54]as of the cut-off date, secured by first liens on one- to four-family residential properties. Generally, after the initial fixed rate period, the interest rate and payment for the mortgage loans adjust semi-annually based on an index plus a margin. The mortgage pool consists of two groups of mortgage loans. Both groups are generally comprised of mortgage loans with an initial fixed rate period of 5 years.

Designation	Number of Mortgage Loans	Cut-off Date Principal Balance

Group 1	[1,292]	$[262,341,443.83]
Group 2	[720]	$[244,443,515.71]

Approximately [84.32]% and [88.56]% of the Group 1 and Group 2 mortgage loans, respectively, do not provide for any payments of principal for the first 10 years following the date of origination.

All of the mortgage loans have a service fee rate of 37.5 bps.

Information contained herein reflects the February 1, 2006 cut-off date scheduled balances. Collateral information contained herein is indicative. On the closing date, the aggregate principal balance of the mortgage loans will equal the aggregate principal balance of the Certificates. For further collateral information, see “Collateral Summary” and “Collateral Details” herein.

Cut-off Date	February 1, 2006.

Closing Date	On or about February [28], 2006.

Investor Settlement Date	On or about February [28], 2006.

Distribution Dates	On the 25th day of each month, or if the 25th day is not a business day, on the succeeding business day beginning in March 2006.

Scheduled Final Distribution Date	The distribution date in [March 2036]. The actual final distribution date could be substantially earlier.

Maturity Date	[March 25, 2036].

Offered Certificates	Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 2-A Certificates and Class 2-AR Certificates (the “Senior Certificates”).

Non Offered Certificates	The subordinate certificates are not hereby being offered in this termsheet.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

Form of Offered Certificates	The Offered Certificates, other than the Class 2-AR Certificates, will be book-entry certificates. The Class 2-AR Certificates will be physical certificates.

Minimum Denominations

The Offered Certificates, other than the Class 2-AR Certificates, will be issued in minimum denominations (by principal balance) of $25,000 and integral multiples of $1,000 in excess thereof. The Class 2-AR Certificates will be issued as two certificates in denominations of $99.99 and $0.01.

Accrual Periods	The calendar month immediately preceding that distribution date.

Day Count	360-day year consisting of twelve 30-day months.

Delay Days	24 days.

Optional Termination

On any distribution date on which the aggregate outstanding stated principal balance of the Group 1 and Group 2 mortgage loans is less than 10% of its aggregate principal balance as of the cut-off date, the master servicer may, but will not be required to, purchase from the trust all remaining mortgage loans, thereby causing an early retirement of and a principal prepayment on the outstanding certificates.

Ratings

The Offered Certificates are expected to be rated by 2 of the following 3 rating agencies: Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Rating Services (“S&P”) and Fitch Ratings (“Fitch”).

ERISA Considerations

The Offered Certificates, other than the Class 2-AR Certificates, may be eligible for purchase by transferees acting for, or on behalf of, employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain considerations described in the prospectus supplement. Sales of the Class 2-AR Certificates to such plans or retirement arrangements are prohibited, except as described in the prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the depositor will cause multiple separate real estate mortgage investment conduit (“REMIC”) elections to be made with respect to the trust. The Offered Certificates, other than the Class 2-AR Certificates, will represent ownership of regular interests in the master REMIC. These certificates will generally be treated as representing ownership of debt for federal income tax purposes. Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders’ usual methods of accounting. For federal income tax purposes, the Class 2-AR Certificates will represent ownership of the residual interests of both the residual interest in the master REMIC and the residual interest in any underlying REMICs.

Legal Investment

The Offered Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). You should consult your legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for you.]

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

Principal and Interest Advancing

The Master Servicer (or if the Master Servicer fails to make an advance, the Trustee or successor master servicer appointed by the Trustee), will make cash advances with respect to delinquent scheduled payments of principal and interest on any mortgage loan serviced by it, to the extent they are deemed recoverable.

Compensating Interest

The Master Servicer will provide compensating interest for prepayment interest shortfalls on each distribution date out of its master servicing fee, but any such compensating interest will not exceed an amount equal to 0.0083% of the aggregate outstanding stated principal amount of the corresponding mortgage pool as of the related determination date.

II. CREDIT ENHANCEMENT (Senior Certificates)

Subordination

The Senior Certificates will receive distributions of interest and principal before the Subordinate Certificates are entitled to receive distributions of interest or principal. The Subordinate Certificates absorb most losses, in reverse order of principal priority, on the mortgage loans prior to the Senior Certificates.

Allocation of Realized Losses

Before any distribution date on which the class certificate balances of each class of subordinated certificates have been reduced to zero (the “Cross-over Date”), any realized loss with respect to a mortgage loan in a loan group, except for excess losses (as described below), will be allocated to the Subordinate Certificates, in reverse order of priority, until the class certificate balance of each such class has been reduced to zero.

From and after the Cross-over Date, the principal portion of any Realized Loss for a mortgage pool will be allocated among the outstanding classes of the senior certificates of the related certificate group entitled to principal distributions. With respect to the Group 1 mortgage loans, Realized Losses will be allocated to the Class 1-A-2 Certificates, until the class certificate balance of the Class 1-A-2 Certificates has been reduced to zero, before being allocated to the Class 1-A-1 Certificates.

Allocation of Excess Losses

On each distribution date, excess losses with respect to principal will be allocated pro rata among the Senior Certificates and Subordinate Certificates, based on their respective class principal balances. Excess losses are special hazard losses, bankruptcy losses and fraud losses in excess of certain amounts. Accordingly, the Subordinate Certificates will provide limited protection to the classes of certificates of higher relative priority against special hazard losses, bankruptcy losses and fraud losses.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

Credit Enhancement Percentages

For any certificate on any distribution date, a fraction, expressed as a percentage, the numerator of which is the sum of the aggregate class principal balance of the B Certificates subordinate to that certificate, after giving effect to payments on such distribution date, and the denominator of which is the aggregate outstanding stated principal balance of the mortgage loans in both loan groups for such distribution date.

Initial Credit Enhancement Percentages:

Class	Approximate Expected Initial Credit Enhancement* (%)

Senior Certificates	[7.50]
B-1	[N/A]
B-2	[N/A]
B-3	[N/A]
B-4	[N/A]
B-5	[N/A]
B-6	[N/A]

*Based on collateral cut-off balance. Subject to a +/- 2.00% variance.

Shifting of Interests

Except as described below, the Senior Certificates will receive 100% of principal prepayments received on the mortgage loans until the seventh anniversary of the first distribution date. During the next four years, the senior certificates will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to these Senior Certificates and increases the likelihood that holders of these certificates will be paid the full amount of principal to which they are entitled.

If the subordinate percentage before the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the Subordinate Certificates will receive 50% of their pro rata share of principal prepayments. If the subordinate percentage on or after the third anniversary of the first distribution date is greater than or equal to twice the subordinate percentage as of the closing date (and certain rating agency collateral performance requirements are satisfied), then the subordinate classes will receive 100% of their pro rata share of principal prepayments.

III. DISTRIBUTIONS

Available Distribution Amount

For any distribution date and each of the Group 1 and Group 2 mortgage loans, the sum of: (i) scheduled payments and advances on the mortgage loans, net of related servicing, fees (ii) insurance and liquidation proceeds, net of unreimbursed liquidation expenses; (iii) principal prepayments received during the related prepayment period, excluding prepayment penalties; (iv) amounts received in respect of a repurchase by the seller as provided in the pooling and servicing agreement, net of advances previously made and other amounts as to which the trustee or the master servicer is entitled to be reimbursed; (v) compensating interest; (vi) recoveries; and (vii) any amount paid in connection with an optional termination, up to the amount of the par value

Priority of distributions	Distributions will in general be made to the extent of the available funds in the order and priority as follows:

	1.	First, to the related Senior Certificates, pro-rata, accrued and unpaid interest at

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

their respective pass-through rates on their respective class principal balances,

	2.	Second, to the related Senior Certificates, as principal, the senior principal distribution amount as described below under the heading “Distributions of principal,”

	3.	Third, in limited circumstances, to the unrelated Senior Certificates,

	4.	Fourth, to each class of Subordinate Certificates, interest and then principal in increasing order of numerical class designation, and

	5.	Fifth, to the Class 2-AR Certificates, the remainder (which is expected to be zero).

Distribution of principal	Distribution will in general be made to the extent of the available funds for the related loan group in the order and priority as follow:

On each distribution date, an amount up to the group 1 senior optimal principal distribution amount for that distribution date will be distributed pro rata to the Class 1-A-1 Certificates and Class 1-A-2 Certificates, based on class certificate balances, until their respective class principal balances have been reduced to zero.

On each distribution date, an amount up to the group 2 senior optimal principal distribution amount for that distribution date will be distributed sequentially to the Class A-R Certificates and then to the Class 2-A Certificates, until the class certificate balance thereof has been reduced to zero.

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

IV.      BOND PROFILES

Run CPB To Call:

	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB

1-A-1 & 1-A-2	Run to the earliest of the 10% Call and each underlying loans’ reset

WAL	3.26	2.86	2.71	2.50	2.37	2.19	1.92	1.65	1.41
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Aug10	Mar06 - Jan10
Principal # Months	59	59	59	59	59	59	59	54	47

2-A	Run to the earliest of the 10% Call and each underlying loans’ reset

WAL	3.27	2.86	2.71	2.51	2.37	2.19	1.92	1.65	1.41
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Aug10	Mar06 - Jan10
Principal # Months	59	59	59	59	59	59	59	54	47

CB Classes	Run to the earliest of the 10% Call and each underlying loans’ reset

WAL	4.86	4.60	4.48	4.32	4.23	4.08	3.81	3.43	3.00
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Aug10	Mar06 - Jan10
Principal # Months	59	59	59	59	59	59	59	54	47

Run CPB To Maturity:

	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB	30 CPB	35 CPB	40 CPB	45 CPB

1-A-1 & 1-A-2	Run to each underlying loans’ reset

WAL	3.26	2.86	2.71	2.50	2.37	2.19	1.92	1.68	1.47
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11
Principal # Months	59	59	59	59	59	59	59	59	59

2-A	Run to each underlying loans’ reset

WAL	3.27	2.86	2.71	2.51	2.37	2.19	1.92	1.68	1.47
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11
Principal # Months	59	59	59	59	59	59	59	59	59

CB Classes	Run to each underlying loans’ reset

WAL	4.86	4.60	4.48	4.32	4.23	4.08	3.81	3.55	3.26
Principal Window	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11	Mar06 - Jan11
Principal # Months	59	59	59	59	59	59	59	59	59

*Assumes:

6 Month LIBOR:	[4.9194]%

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1	February [16], 2006
TERM SHEET	(212) 538-3831

V.      CONTACTS

ARMs TRADING DESK

Contact	Phone	Fax	E-mail
John Vibert	212-538-3831	TBD	john.vibert@credit-suisse.com
Director - ARM Trading
Patrick Gallagher	212-538-3831	212-743-2749	patrick.gallagher@credit-suisse.com
Vice President - ARM Trading & Structuring

STRUCTURED FINANCE

Contact	Phone	Fax	E-mail
Peter J. Sack Director	212-325-7892	212-743-5261	peter.sack@credit-suisse.com
Helen Cheung Associate	212-325-5132	212-743-1050	helen.cheung@credit-suisse.com

COLLATERAL

Contact	Phone	Fax	E-mail
Michael De Palma Collateral Analyst	212-538-5423	212-743-4876	michael.depalma@credit-suisse.com
Christopher Muller Collateral Analyst	212-325-5152	212-743-4049	christopher.muller@credit-suisse.com

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

First Horizon Alternative Mortgage Securities Trust 2006-AA1 TERM SHEET	February [16], 2006 (212) 538-3831

VI.     COLLATERAL SUMMARY

          NOTE: Information contained herein reflects the February 1, 2006 cut-off date scheduled balances

Loan Group 1 Collateral Details

Gross WAC	[6.643]%	(+/- 15 bps)	Total Loan Balance	$[262,341,443.83]	(+/- 5%)
Net WAC	[6.268]%	(+/- 15 bps)	Average Loan Balance	$[203,050.65]	(+/- 25,000)
WA Gross Margin	[2.250]%	(+/- 15 bps)	California Concentration	[8.81]%	(+/- 10%)
WA Net Margin	[1.875]%	(+/- 15 bps)	WA Original LTV	[73.23]%	(+/- 5%)
Index: 6 Month LIBOR	[100.00]%	(+/- 5%)	WA Credit Score	[717]	(+/- 15)
1 Year LIBOR	[0.00]%	(+/- 5%)	Full/Alt Doc	[37.01]%	(+/- 5%)
1 Year CMT	[0.00]%	(+/- 5%)	Prepayment Penalties	[0.00]%	(+/- 5%)
WA Months to Reset	[59]	(+/- 2)	Interest Only Loans	[84.32]%	(+/- 5%)
WAM	[359]	(+/- 2)

Loan Group 2 Collateral Details

Gross WAC	[6.669]%	(+/- 15 bps)	Total Loan Balance	$[244,443,515.71]	(+/- 5%)
Net WAC	[6.294]%	(+/- 15 bps)	Average Loan Balance	$[339,504.88]	(+/- 25,000)
WA Gross Margin	[2.250]%	(+/- 15 bps)	California Concentration	[22.46]%	(+/- 10%)
WA Net Margin	[1.875]%	(+/- 15 bps)	WA Original LTV	[75.52]%	(+/- 5%)
Index: 6 Month LIBOR	[100.00]%	(+/- 5%)	WA Credit Score	[719]	(+/- 15)
1 Year LIBOR	[0.00]%	(+/- 5%)	Full/Alt Doc	[34.58]%	(+/- 5%)
1 Year CMT	[0.00]%	(+/- 5%)	Prepayment Penalties	[0.00]%	(+/- 5%)
WA Months to Reset	[59]	(+/- 2)	Interest Only Loans	[88.56]%	(+/- 5%)
WAM	[359]	(+/- 2)

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse Securities (USA) LLC has not verified those analyses, calculations or valuations or that such valuations represent levels where actual trades may occur.

FHAMS 2006-AA1 TERM SHEET	February 16, 2006 (212) 538-3831

XIII. COLLATERAL DETAILS

NOTE: PRELIMINARY INFORMATION CONTAINED HEREIN REFLECTS THE February 1, 2006 CUT-OFF DATE SCHEDULED BALANCES.

COLLATERAL INFORMATION CONTAINED HEREIN IS PRELIMINARY AND INDICATIVE.

Summary Statistics

	Group 1	Group 2	Aggregate Deal

Count	1,292	720	2,012
Scheduled Balance ($)	262,341,443.83	244,443,515.71	506,784,959.54
Avg. Scheduled Balance ($)	203,050.65	339,504.88	251,881.19
Min Scheduled Balance ($)	44,117.23	38,250.00	38,250.00
Max Scheduled Balance ($)	770,000.00	1,260,000.00	1,260,000.00
Wgt. Avg. Gross Rate (%)	6.643	6.669	6.656
Wgt. Avg. Net Rate (%)	6.268	6.294	6.281
Wgt. Avg. Gross Margin (%)	2.250	2.250	2.250
Wgt. Avg. Net Margin (%)	1.875	1.875	1.875
Wgt. Avg. Remaining Term (Months)	359	359	359
Wgt. Avg. Original Term (Months)	360	360	360
Wgt. Avg. Months to Roll	59	59	59
Wgt. Avg. Seasoning (Months)	1	1	1
Wgt. Avg. Original LTV (%)	73.23	75.52	74.34
Wgt. Avg. FICO**	717	719	718
Wgt. Avg. Initial Cap (%)	6.000	6.000	6.000
Wgt. Avg. Annualized Periodic Cap (%)	4.000	4.000	4.000
Wgt. Avg. Periodic Cap (%)	2.000	2.000	2.000
Wgt. Avg. Maximum Rate (%)	12.643	12.669	12.656
Interest Only (%)	84.32	88.56	86.36

** Where Available

Rate Index

Index	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Libor - 6 Month	100.00	100.00	100.00

Total:	100.00	100.00	100.00

Product

Product	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

5yr Hybrid	100.00	100.00	100.00

Total:	100.00	100.00	100.00

Collateral - 1 of 7

FHAMS 2006-AA1 TERM SHEET	February 16, 2006 (212) 538-3831

Months to Next Rate Adjustment Date

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

47	0.09	0.00	0.05
49	0.03	0.00	0.01
52	0.04	0.00	0.02
53	0.00	0.28	0.13
54	0.13	0.15	0.14
55	0.00	0.09	0.04
56	0.07	0.44	0.25
57	0.27	0.31	0.29
58	7.19	10.11	8.60
59	57.15	52.84	55.07
60	35.03	35.79	35.40

Total:	100.00	100.00	100.00

Current Mortgage Rates

(%)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

4.751 - 5.000	0.09	0.00	0.05
5.001 - 5.250	0.10	0.10	0.10
5.251 - 5.500	0.28	0.60	0.43
5.501 - 5.750	1.19	1.31	1.25
5.751 - 6.000	8.54	8.22	8.38
6.001 - 6.250	16.16	15.73	15.95
6.251 - 6.500	25.75	21.25	23.58
6.501 - 6.750	15.33	18.34	16.78
6.751 - 7.000	13.02	13.60	13.30
7.001 - 7.250	7.49	7.51	7.50
7.251 - 7.500	6.18	6.66	6.41
7.501 - 7.750	4.99	5.24	5.11
7.751 - 8.000	0.88	1.44	1.15

Total:	100.00	100.00	100.00

Collateral - 2 of 7

FHAMS 2006-AA1	February 16, 2006
TERM SHEET	(212) 538-3831

Scheduled Balances

($)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

0.01 - 50,000.00	0.05	0.05	0.05
50,000.01 - 100,000.00	3.55	0.41	2.03
100,000.01 - 150,000.00	14.26	2.92	8.79
150,000.01 - 200,000.00	23.12	6.41	15.06
200,000.01 - 250,000.00	17.00	11.22	14.21
250,000.01 - 300,000.00	14.95	11.99	13.52
300,000.01 - 350,000.00	10.35	10.34	10.35
350,000.01 - 400,000.00	9.23	8.40	8.83
400,000.01 - 450,000.00	5.69	7.40	6.51
450,000.01 - 500,000.00	1.10	6.64	3.77
500,000.01 - 550,000.00	0.20	4.72	2.38
550,000.01 - 600,000.00	0.22	7.53	3.74
600,000.01 - 650,000.00	0.00	5.99	2.89
650,000.01 - 700,000.00	0.00	1.38	0.67
700,000.01 - 750,000.00	0.00	2.34	1.13
750,000.01 - 800,000.00	0.29	2.22	1.22
800,000.01 - 850,000.00	0.00	0.34	0.17
850,000.01 - 900,000.00	0.00	1.81	0.88
900,000.01 - 950,000.00	0.00	1.54	0.74
950,000.01 - 1,000,000.00	0.00	4.41	2.13
1,050,000.01 - 1,100,000.00	0.00	0.43	0.21
1,150,000.01 - 1,200,000.00	0.00	0.48	0.23
1,200,000.01 >=	0.00	1.02	0.49

Total:	100.00	100.00	100.00

Collateral - 3 of 7

FHAMS 2006-AA1	February 16, 2006
TERM SHEET	(212) 538-3831

Geographic Distribution

Geographic Distribution	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Alabama	0.21	0.04	0.13
Arizona	14.23	12.63	13.46
Arkansas	0.07	0.00	0.04
California	8.81	22.46	15.39
Colorado	4.77	2.07	3.47
Connecticut	0.06	0.26	0.15
Delaware	0.43	0.00	0.22
District of Columbia	0.78	0.51	0.65
Florida	6.91	3.77	5.39
Georgia	5.16	3.65	4.43
Hawaii	1.86	0.42	1.16
Idaho	3.32	3.13	3.23
Illinois	1.38	1.00	1.20
Indiana	0.85	0.54	0.70
Iowa	0.26	0.07	0.17
Kansas	0.25	0.08	0.17
Kentucky	0.12	0.04	0.08
Louisiana	0.53	0.00	0.27
Maine	0.93	0.07	0.51
Maryland	7.04	5.52	6.31
Massachusetts	5.80	3.44	4.66
Michigan	2.40	1.34	1.89
Minnesota	0.22	0.23	0.22
Mississippi	0.00	0.11	0.06
Missouri	0.43	0.22	0.33
Montana	0.63	0.00	0.32
Nebraska	0.12	0.00	0.06
Nevada	5.66	7.29	6.44
New Hampshire	0.62	0.21	0.42
New Jersey	1.61	2.03	1.81
New Mexico	1.26	1.47	1.36
New York	0.30	0.94	0.61
North Carolina	1.55	1.38	1.47
Ohio	1.03	0.96	1.00
Oklahoma	0.06	0.68	0.36
Oregon	2.01	1.79	1.90
Pennsylvania	0.37	0.67	0.52
Rhode Island	1.85	0.60	1.25
South Carolina	0.52	0.41	0.46
Tennessee	0.79	0.53	0.67
Texas	1.02	4.72	2.81
Utah	2.35	0.77	1.59
Virginia	6.30	8.44	7.33
Washington	4.47	5.04	4.74
West Virginia	0.14	0.26	0.20
Wisconsin	0.51	0.20	0.36

Total:	100.00	100.00	100.00

Collateral - 4 of 7

FHAMS 2006-AA1	February 16, 2006
TERM SHEET	(212) 538-3831

Gross Margin

(%)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

2.25	100.00	100.00	100.00

Total:	100.00	100.00	100.00

Maximum Rate

(%)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

10.751 - 11.000	0.09	0.00	0.05
11.001 - 11.250	0.10	0.10	0.10
11.251 - 11.500	0.28	0.60	0.43
11.501 - 11.750	1.19	1.31	1.25
11.751 - 12.000	8.54	8.22	8.38
12.001 - 12.250	16.16	15.73	15.95
12.251 - 12.500	25.75	21.25	23.58
12.501 - 12.750	15.33	18.34	16.78
12.751 - 13.000	13.02	13.60	13.30
13.001 - 13.250	7.49	7.51	7.50
13.251 - 13.500	6.18	6.66	6.41
13.501 - 13.750	4.99	5.24	5.11
13.751 - 14.000	0.88	1.44	1.15

Total:	100.00	100.00	100.00

Credit Score

FICO Score	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

601 - 625	0.68	0.89	0.78
626 - 650	4.95	5.50	5.21
651 - 675	14.08	14.22	14.14
676 - 700	18.02	14.58	16.36
701 - 725	20.09	20.22	20.15
726 - 750	15.58	16.90	16.22
751 - 775	15.61	15.88	15.74
776 - 800	8.34	10.01	9.15
801 - 825	2.66	1.80	2.25

Total:	100.00	100.00	100.00

Property Type

Type	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Single Family Residence	47.69	53.31	50.40
Condo	11.30	6.79	9.12
Condo - High Rise >8 floors	1.49	0.14	0.84
2-4 Family	9.42	1.64	5.66
PUD	30.12	38.13	33.98

Total:	100.00	100.00	100.00

Collateral - 5 of 7

FHAMS 2006-AA1	February 16, 2006
TERM SHEET	(212) 538-3831

Occupancy Status

Status	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Primary	48.74	87.05	67.22
Second Home	8.44	3.61	6.11
Investment	42.82	9.34	26.67

Total:	100.00	100.00	100.00

Loan Purpose

Purpose	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Purchase	43.01	65.28	53.75
Refinance - Rate Term	14.65	4.83	9.91
Refinance - Cashout	42.34	29.89	36.34

Total:	100.00	100.00	100.00

Original Loan to Value Ratio

(%)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

<= 50.00	4.68	2.69	3.72
50.01 - 55.00	2.06	0.81	1.45
55.01 - 60.00	2.39	2.53	2.46
60.01 - 65.00	12.71	7.45	10.17
65.01 - 70.00	12.29	9.69	11.04
70.01 - 75.00	8.35	8.88	8.61
75.01 - 80.00	55.12	65.04	59.91
80.01 - 85.00	0.37	0.30	0.34
85.01 - 90.00	1.88	2.39	2.13
90.01 - 95.00	0.15	0.22	0.18

Total:	100.00	100.00	100.00

Documentation Type

Documentation	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

Full/Alt	37.01	34.58	35.83
No Ratio	13.24	16.75	14.93
NINAE	13.75	10.13	12.00
Stated Income	36.00	38.54	37.23

Total:	100.00	100.00	100.00

Original Term

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

240	0.00	0.15	0.07
360	100.00	99.85	99.93

Total:	100.00	100.00	100.00

Collateral - 6 of 7

FHAMS 2006-AA1	February 16, 2006
TERM SHEET	(212) 538-3831

Remaining Term

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

181 - 240	0.00	0.15	0.07
321 - 360	100.00	99.85	99.93

Total:	100.00	100.00	100.00

Seasoning

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

0	35.03	35.79	35.40
1 - 5	64.69	63.79	64.25
6 - 10	0.16	0.42	0.29
11 - 15	0.12	0.00	0.06

Total:	100.00	100.00	100.00

Initial Rate Cap

(%)	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

6.000	100.00	100.00	100.00

Total:	100.00	100.00	100.00

Interest Only Period

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

0	15.68	11.44	13.64
120	84.32	88.56	86.36

Total:	100.00	100.00	100.00

Prepayment Penalty Period

Months	Group 1 (%)	Group 2 (%)	Aggregate Deal (%)

0	100.00	100.00	100.00

Total:	100.00	100.00	100.00

Collateral - 7 of 7

Prelim - FHAMS 2006 AA1 - Price/Yield - 1A1	Conforming Balance 5s

Balance Coupon Settle	[Contact Desk] 6.2686 02/28/2006	Delay Dated First Payment	24 02/01/2006 03/25/2006	WAC(1) NET(1) Contrib Wac	6.6436 6.2686 6.6436	WAM(1) WALA(1)	360 0

* PAYS GROUP NET WAC LESS [0.000%] THROUGH MONTH 60, THEN NET WAC LESS [0.000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.875]%
RUN TO EARLIEST OF EACH UNDERLYING LOAN’S RESET AND 10% CALL	CALCULATED AS OF CUT-OFF DATE COLLATERAL INFORMATION

Price	15 CPB - Call	20 CPB - Call	22 CPB - Call	25 CPB - Call	27 CPB - Call

100-12+	6.078	6.041	6.025	6.000	5.981
100-16+	6.034	5.991	5.973	5.943	5.922
100-20+	5.990	5.942	5.921	5.887	5.863
100-24+	5.946	5.892	5.869	5.831	5.804
100-28+	5.903	5.843	5.817	5.775	5.745
101-00+	5.859	5.794	5.765	5.719	5.687
101-04+	5.816	5.745	5.714	5.664	5.628
101-08+	5.773	5.696	5.662	5.608	5.570
101-12+	5.729	5.647	5.611	5.553	5.511
101-16+	5.686	5.598	5.559	5.497	5.453
101-20+	5.643	5.549	5.508	5.442	5.395
101-24+	5.600	5.500	5.457	5.387	5.337
101-28+	5.557	5.452	5.406	5.332	5.280
102-00+	5.514	5.403	5.355	5.277	5.222
102-04+	5.472	5.355	5.304	5.223	5.164
102-08+	5.429	5.307	5.254	5.168	5.107
102-12+	5.386	5.259	5.203	5.114	5.050

Spread @ Center Price	72	63	59	53	49
WAL for Princ Pmts	3.29617	2.88	2.73	2.52	2.39
Principal Window	Mar06 - Feb11	Mar06 - Feb11	Mar06 - Feb11	Mar06 - Feb11	Mar06 - Feb11

LIBOR_6MO	4.9194	4.9194	4.9194	4.9194	4.9194
Prepay	15 CPB	20 CPB	22 CPB	25 CPB	27 CPB
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)	Call (Y)

Price	30 CPB - Call	35 CPB - Call	40 CPB - Call	45 CPB - Call

100-12+	5.952	5.899	5.829	5.750
100-16+	5.888	5.826	5.746	5.654
100-20+	5.825	5.754	5.662	5.558
100-24+	5.761	5.682	5.579	5.463
100-28+	5.698	5.610	5.496	5.367
101-00+	5.635	5.539	5.414	5.272
101-04+	5.571	5.467	5.331	5.177
101-08+	5.508	5.396	5.249	5.082
101-12+	5.446	5.325	5.167	4.988
101-16+	5.383	5.254	5.085	4.894
101-20+	5.320	5.183	5.003	4.800
101-24+	5.258	5.113	4.922	4.706
101-28+	5.196	5.042	4.841	4.613
102-00+	5.134	4.972	4.760	4.520
102-04+	5.072	4.902	4.679	4.427
102-08+	5.010	4.832	4.598	4.334
102-12+	4.948	4.762	4.518	4.241

Spread @ Center Price	42	29	12	(7)
WAL for Princ Pmts	2.20	1.93	1.65	1.41
Principal Window	Mar06 - Feb11	Mar06 - Feb11	Mar06 - Aug10	Mar06 - Jan10

LIBOR_6MO	4.9194	4.9194	4.9194	4.9194
Prepay	30 CPB	35 CPB	40 CPB	45 CPB
Optional Redemption	Call (Y)	Call (Y)	Call (Y)	Call (Y)

Note: Assumes 7.50% Initial Subordination to AAA. Subject to +/-2.00% variance.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

10-Feb-06 Preliminary - Subject to 5% Variance

	Group 1	Credit Suisse
Feb 10, 2006 09:52

Portfolio Summary

No of Loans: 1292
Total Original Balance: 262,408,126.00
Avg Original Balance: 203,102.26
Total Scheduled Balance: 262,341,443.83
Avg Scheduled Balance: 203,050.65
Gross WAC: 6.64342
Net WAC: 6.26842
Wgt Avg Gross Margin: 2.25000
Wgt Avg Net Margin: 1.8750
Wgt Avg Initial Cap: 6.00000
Wgt Avg Periodic Cap: 2.00000
Wgt Avg Periodic Cap (Annualized): 4.00000
Wgt Avg Life Cap: 6.00000
wgt Avg Max Rate: 12.64342
Wgt Avg Original Term: 360
Wgt Avg Remaining Term: 359
Months to Rate Reset: 59
Wgt Avg Original LTV: 73.23
Wgt Avg CLTV: 80.19
FICO: 717
% in California: 8.81
% Northern California: 4.39
% Southern California: 4.43
% LTV > 80 - No MI: 0.00

Mortgage Rates (%)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

5.000 - 5.499	2	515,975.00	0.2	257,987.50	5.065	4.690	69.76	729	353
5.500 - 5.999	57	11,753,053.14	4.5	206,193.91	5.816	5.441	71.75	723	359
6.000 - 6.499	424	85,596,967.98	32.6	201,879.64	6.227	5.852	69.95	723	359
6.500 - 6.999	497	102,301,107.08	39.0	205,837.24	6.661	6.286	73.26	715	359
7.000 - 7.499	185	37,379,886.33	14.2	202,053.44	7.168	6.793	77.23	714	359
7.500 - 7.999	123	23,444,505.59	8.9	190,605.74	7.622	7.247	79.48	714	359
8.000 - 8.499	4	1,349,948.71	0.5	337,487.18	8.000	7.625	74.30	696	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Mortgage Rates (%)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

5.000 - 5.499	7	2.250	6.000	2.000	11.065	0.0	52.2	0.0	100.0
5.500 - 5.999	1	2.250	6.000	2.000	11.816	68.4	56.1	35.5	88.9
6.000 - 6.499	1	2.250	6.000	2.000	12.227	64.5	44.1	44.6	80.8
6.500 - 6.999	1	2.250	6.000	2.000	12.661	55.1	38.5	46.7	79.6
7.000 - 7.499	1	2.250	6.000	2.000	13.168	16.3	23.6	34.9	74.2
7.500 - 7.999	1	2.250	6.000	2.000	13.622	9.1	17.6	30.1	60.7
8.000 - 8.499	1	2.250	6.000	2.000	14.000	0.0	6.5	63.6	43.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 5.000 Max: 8.000 Wgt Avg: 6.643

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 1 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

Index	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Libor - 6 Month	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Index	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Libor - 6 Month	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Months to Rate Reset	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

43 - 48	1	246,500.00	0.1	246,500.00	5.000	4.625	64.03	792	347
49 - 54	4	502,566.10	0.2	125,641.53	6.070	5.695	79.90	693	353
55 - 60	1,287	261,592,377.73	99.7	203,257.48	6.646	6.271	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Months to Rate Reset	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

43 - 48	13	2.250	6.000	2.000	11.000	0.0	0.0	0.0	100.0
49 - 54	7	2.250	6.000	2.000	12.070	85.0	31.6	68.4	100.0
55 - 60	1	2.250	6.000	2.000	12.646	48.7	37.1	42.3	77.7

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 47 Max: 60 Wgt Avg: 59

Margin	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2.250	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Margin	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2.250	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 2.250 Max: 2.250 Wgt Avg: 2.250

Rate Change Frequency	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

6	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Rate Change Frequency	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

6	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 2 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

Scheduled Balances ($)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

25,000.00 - 49,999.99	3	133,767.23	0.1	44,589.08	6.990	6.615	73.22	720	360
50,000.00 - 74,999.99	38	2,398,942.57	0.9	63,130.07	6.832	6.457	73.10	714	359
75,000.00 - 99,999.99	70	6,303,213.47	2.4	90,045.91	6.702	6.327	73.76	724	359
100,000.00 - 124,999.99	140	15,704,435.66	6.0	112,174.54	6.685	6.310	72.84	719	359
125,000.00 - 149,999.99	154	21,251,560.07	8.1	137,997.14	6.641	6.266	74.65	718	359
150,000.00 - 174,999.99	170	27,554,598.75	10.5	162,085.87	6.580	6.205	73.29	719	359
175,000.00 - 199,999.99	167	31,361,797.14	12.0	187,795.19	6.661	6.286	74.41	720	359
200,000.00 - 249,999.99	209	46,395,392.81	17.7	221,987.53	6.628	6.253	74.86	720	359
250,000.00 - 299,999.99	139	37,813,207.74	14.4	272,037.47	6.656	6.281	73.93	712	359
300,000.00 - 399,999.99	152	51,755,866.85	19.7	340,499.12	6.622	6.247	72.15	713	359
400,000.00 - 499,999.99	46	19,300,411.54	7.4	419,574.16	6.656	6.281	68.29	720	360
500,000.00 - 599,999.99	3	1,598,250.00	0.6	532,750.00	6.511	6.136	64.76	783	359
700,000.00 - 799,999.99	1	770,000.00	0.3	770,000.00	8.000	7.625	70.00	668	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Scheduled Balances ($)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

25,000.00 - 49,999.99	0	2.250	6.000	2.000	12.990	0.0	66.0	0.0	66.0
50,000.00 - 74,999.99	1	2.250	6.000	2.000	12.832	24.8	42.4	30.6	88.5
75,000.00 - 99,999.99	1	2.250	6.000	2.000	12.702	30.3	53.0	29.8	72.5
100,000.00 - 124,999.99	1	2.250	6.000	2.000	12.685	39.3	54.0	22.6	76.8
125,000.00 - 149,999.99	1	2.250	6.000	2.000	12.641	47.6	45.8	27.7	77.4
150,000.00 - 174,999.99	1	2.250	6.000	2.000	12.580	53.9	51.3	30.5	80.4
175,000.00 - 199,999.99	1	2.250	6.000	2.000	12.661	45.5	45.4	34.8	76.6
200,000.00 - 249,999.99	1	2.250	6.000	2.000	12.628	50.2	38.0	43.9	76.7
250,000.00 - 299,999.99	1	2.250	6.000	2.000	12.656	41.3	25.2	43.9	79.3
300,000.00 - 399,999.99	1	2.250	6.000	2.000	12.622	57.8	26.9	54.0	79.5
400,000.00 - 499,999.99	0	2.250	6.000	2.000	12.656	52.3	25.7	66.9	77.2
500,000.00 - 599,999.99	1	2.250	6.000	2.000	12.511	64.5	0.0	66.8	64.5
700,000.00 - 799,999.99	1	2.250	6.000	2.000	14.000	0.0	0.0	100.0	0.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 44,117.23
Max: 770,000.00
Avg: 203,050.65

FICO	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 619	1	125,000.00	0.0	125,000.00	6.000	5.625	55.56	619	360
620 - 639	42	7,404,060.12	2.8	176,287.15	6.529	6.154	68.76	631	359
640 - 659	79	16,859,763.19	6.4	213,414.72	6.699	6.324	68.64	651	359
660 - 679	161	34,553,943.34	13.2	214,620.77	6.718	6.343	74.97	669	359
680 - 699	176	37,455,606.70	14.3	212,815.95	6.659	6.284	74.70	690	359
700 - 719	202	41,052,247.89	15.6	203,228.95	6.672	6.297	73.86	709	359
720 - 739	199	40,310,202.56	15.4	202,563.83	6.654	6.279	74.92	729	359
740 - 759	161	30,223,431.97	11.5	187,723.18	6.621	6.246	74.65	750	359
760 - 779	155	30,771,943.14	11.7	198,528.67	6.587	6.212	70.71	769	359
780 - 799	84	16,297,903.90	6.2	194,022.67	6.545	6.170	70.27	788	359
800 >=	32	7,287,341.02	2.8	227,729.41	6.543	6.168	71.49	806	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

FICO	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 619	0	2.250	6.000	2.000	12.000	100.0	0.0	0.0	100.0
620 - 639	1	2.250	6.000	2.000	12.529	76.3	54.4	54.0	79.9
640 - 659	1	2.250	6.000	2.000	12.699	70.1	43.5	63.4	76.7
660 - 679	1	2.250	6.000	2.000	12.718	61.9	40.8	44.1	75.1
680 - 699	1	2.250	6.000	2.000	12.659	54.3	33.4	47.2	76.3
700 - 719	1	2.250	6.000	2.000	12.672	49.3	36.1	41.6	82.7
720 - 739	1	2.250	6.000	2.000	12.654	42.7	33.4	46.5	75.0
740 - 759	1	2.250	6.000	2.000	12.621	43.9	35.6	33.2	76.0
760 - 779	1	2.250	6.000	2.000	12.587	34.4	35.8	33.4	74.5
780 - 799	1	2.250	6.000	2.000	12.545	34.2	38.5	35.9	83.9
800 >=	1	2.250	6.000	2.000	12.543	22.4	37.9	20.0	94.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 619
Max: 817
Wgt Avg:717

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 3 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

DTI Ratio	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 20.00	354	77,886,104.61	29.7	220,017.24	6.636	6.261	66.23	721	359
20.01 - 25.00	27	4,642,229.32	1.8	171,934.42	6.673	6.298	71.14	729	359
25.01 - 30.00	66	12,805,446.64	4.9	194,021.92	6.749	6.374	76.86	723	359
30.01 - 35.00	118	23,532,379.56	9.0	199,426.95	6.682	6.307	74.13	721	359
35.01 - 40.00	188	36,440,691.32	13.9	193,833.46	6.645	6.270	76.78	715	359
40.01 - 45.00	297	59,335,913.91	22.6	199,784.22	6.610	6.235	76.22	713	359
45.01 - 50.00	179	34,088,288.81	13.0	190,437.37	6.615	6.240	77.76	711	359
50.01 - 55.00	50	11,050,715.80	4.2	221,014.32	6.746	6.371	75.73	724	359
55.01 >=	13	2,559,673.86	1.0	196,897.99	6.631	6.256	73.10	723	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

DTI Ratio	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 20.00	1	2.250	6.000	2.000	12.636	39.9	4.8	62.7	76.4
20.01 - 25.00	1	2.250	6.000	2.000	12.673	42.9	39.2	49.5	90.2
25.01 - 30.00	1	2.250	6.000	2.000	12.749	34.3	36.3	26.7	79.8
30.01 - 35.00	1	2.250	6.000	2.000	12.682	44.8	43.1	47.2	74.2
35.01 - 40.00	1	2.250	6.000	2.000	12.645	55.1	44.1	40.3	83.3
40.01 - 45.00	1	2.250	6.000	2.000	12.610	59.1	55.3	25.3	81.0
45.01 - 50.00	1	2.250	6.000	2.000	12.615	57.9	62.6	28.5	73.5
50.01 - 55.00	1	2.250	6.000	2.000	12.746	39.2	47.8	47.0	67.2
55.01 >=	1	2.250	6.000	2.000	12.631	25.7	51.0	31.4	72.6

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 0
Max: 65
Wgt Avg: 40

Original LTV Ratio (%)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 50.000	65	12,278,391.00	4.7	188,898.32	6.332	5.957	38.95	733	359
50.001 - 55.000	26	5,394,566.28	2.1	207,483.32	6.380	6.005	52.84	723	359
55.001 - 60.000	30	6,267,269.41	2.4	208,908.98	6.390	6.015	57.73	710	359
60.001 - 65.000	141	33,344,027.15	12.7	236,482.46	6.373	5.998	63.76	720	359
65.001 - 70.000	150	32,239,406.02	12.3	214,929.37	6.736	6.361	69.31	707	359
70.001 - 75.000	102	21,917,345.87	8.4	214,875.94	6.640	6.265	74.31	715	359
75.001 - 80.000	742	144,614,420.73	55.1	194,898.14	6.705	6.330	79.79	718	359
80.001 - 85.000	4	972,225.83	0.4	243,056.46	6.606	6.231	83.86	716	359
85.001 - 90.000	30	4,922,112.17	1.9	164,070.41	7.393	7.018	89.40	730	359
90.001 - 95.000	2	391,679.37	0.1	195,839.69	7.595	7.220	93.38	765	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Original LTV Ratio (%)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 50.000	1	2.250	6.000	2.000	12.332	51.3	6.6	80.2	78.2
50.001 - 55.000	1	2.250	6.000	2.000	12.380	32.0	3.3	61.1	65.7
55.001 - 60.000	1	2.250	6.000	2.000	12.390	39.8	0.0	76.5	71.4
60.001 - 65.000	1	2.250	6.000	2.000	12.373	39.8	13.2	76.5	80.5
65.001 - 70.000	1	2.250	6.000	2.000	12.736	35.7	15.3	67.7	70.1
70.001 - 75.000	1	2.250	6.000	2.000	12.640	47.3	28.4	41.9	81.9
75.001 - 80.000	1	2.250	6.000	2.000	12.705	55.9	54.4	24.3	78.4
80.001 - 85.000	1	2.250	6.000	2.000	12.606	38.3	74.3	74.3	100.0
85.001 - 90.000	1	2.250	6.000	2.000	13.393	19.1	24.3	10.2	88.9
90.001 - 95.000	1	2.250	6.000	2.000	13.595	0.0	0.0	62.1	100.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 5.000
Max: 94.680
Wgt Avg: 73.233

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 4 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

		Total
	No of	Scheduled					Orig.
Combined LTV Ratio (%)	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

<= 50.000	63	12,023,449.33	4.6	190,848.40	6.333	5.958	38.96	732	359
50.001 - 55.000	25	5,143,866.28	2.0	205,754.65	6.392	6.017	52.79	724	359
55.001 - 60.000	28	5,995,669.41	2.3	214,131.05	6.390	6.015	57.68	709	359
60.001 - 65.000	110	26,676,271.81	10.2	242,511.56	6.343	5.968	63.56	721	359
65.001 - 70.000	110	23,461,379.36	8.9	213,285.27	6.765	6.390	69.17	707	359
70.001 - 75.000	57	13,193,741.91	5.0	231,469.16	6.611	6.236	73.81	715	359
75.001 - 80.000	274	57,371,658.09	21.9	209,385.61	6.828	6.453	78.54	715	359
80.001 - 85.000	20	5,351,871.47	2.0	267,593.57	6.586	6.211	75.25	710	359
85.001 - 90.000	252	51,704,933.83	19.7	205,178.31	6.861	6.486	78.15	721	359
90.001 - 95.000	130	24,514,362.88	9.3	188,572.02	6.663	6.288	79.16	712	359
95.001 - 100.000	223	36,904,239.46	14.1	165,489.86	6.375	6.000	79.78	722	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Combined LTV Ratio (%)	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

<= 50.000	1	2.250	6.000	2.000	12.333	50.7	6.2	80.2	77.8
50.001 - 55.000	1	2.250	6.000	2.000	12.392	28.6	3.5	64.1	64.0
55.001 - 60.000	1	2.250	6.000	2.000	12.390	39.8	0.0	75.4	71.9
60.001 - 65.000	1	2.250	6.000	2.000	12.343	42.6	6.6	81.9	77.7
65.001 - 70.000	1	2.250	6.000	2.000	12.765	40.3	12.3	76.3	66.0
70.001 - 75.000	1	2.250	6.000	2.000	12.611	58.8	20.5	58.8	86.5
75.001 - 80.000	1	2.250	6.000	2.000	12.828	41.9	32.7	39.7	80.4
80.001 - 85.000	1	2.250	6.000	2.000	12.586	47.9	49.9	64.1	64.6
85.001 - 90.000	1	2.250	6.000	2.000	12.861	35.6	30.2	29.8	83.7
90.001 - 95.000	1	2.250	6.000	2.000	12.663	48.8	75.9	18.2	73.2
95.001 - 100.000	1	2.250	6.000	2.000	12.375	87.7	89.8	0.0	77.9

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 5.000
Max: 100.000
Wgt Avg: 80.194

		Total
	No of	Scheduled					Orig.
Documentation Type	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

FULL/ALT	532	97,084,624.46	37.0	182,489.90	6.510	6.135	78.04	715	359
Stated Income	437	94,453,702.21	36.0	216,141.19	6.781	6.406	74.14	718	359
NINAE	166	36,062,256.23	13.7	217,242.51	6.433	6.058	59.60	730	359
No Ratio	157	34,740,860.93	13.2	221,279.37	6.860	6.485	71.49	709	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Documentation Type	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

FULL/ALT	1	2.250	6.000	2.000	12.510	60.6	100.0	21.1	80.2
Stated Income	1	2.250	6.000	2.000	12.781	41.1	0.0	48.0	76.7
NINAE	1	2.250	6.000	2.000	12.433	49.6	0.0	74.4	73.0
No Ratio	1	2.250	6.000	2.000	12.860	35.3	0.0	53.2	79.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

		Total
	No of	Scheduled					Orig.
Property Type	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

Single Family Residence	629	125,098,943.80	47.7	198,885.44	6.639	6.264	72.23	715	359
Condo	160	29,632,656.14	11.3	185,204.10	6.646	6.271	74.04	716	359
Condo - High Rise >8 floors	15	3,901,020.70	1.5	260,068.05	6.796	6.421	73.28	715	359
2-4 Family	110	24,701,454.90	9.4	224,558.68	6.910	6.535	70.67	714	359
PUD	378	79,007,368.29	30.1	209,014.20	6.558	6.183	75.32	723	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Property Type	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

Single Family Residence	1	2.250	6.000	2.000	12.639	52.1	35.9	52.3	100.0
Condo	1	2.250	6.000	2.000	12.646	47.9	41.9	25.1	0.0
Condo - High Rise >8 floors	1	2.250	6.000	2.000	12.796	21.7	30.3	31.8	0.0
2-4 Family	1	2.250	6.000	2.000	12.910	23.5	22.6	44.4	0.0
PUD	1	2.250	6.000	2.000	12.558	53.0	41.7	33.0	100.0

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 5 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

		Total
	No of	Scheduled					Orig.
Mortgage Loan Purpose	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

Purchase	621	112,843,576.73	43.0	181,712.68	6.714	6.339	77.47	729	359
Refinance - Rate Term	185	38,431,205.10	14.6	207,736.24	6.519	6.144	75.44	704	359
Refinance - Cashout	486	111,066,662.00	42.3	228,532.23	6.615	6.240	68.17	710	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Mortgage Loan Purpose	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

Purchase	1	2.250	6.000	2.000	12.714	33.1	49.5	0.0	71.4
Refinance - Rate Term	1	2.250	6.000	2.000	12.519	70.4	54.1	0.0	83.7
Refinance - Cashout	1	2.250	6.000	2.000	12.615	57.1	18.4	100.0	82.3

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

		Total
	No of	Scheduled					Orig.
Occupancy Type	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

Primary	603	127,864,753.29	48.7	212,047.68	6.446	6.071	73.83	707	359
Second Home	101	22,150,229.17	8.4	219,309.20	6.655	6.280	73.82	739	359
Investment	588	112,326,461.37	42.8	191,031.40	6.866	6.491	72.44	725	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Occupancy Type	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

Primary	1	2.250	6.000	2.000	12.446	100.0	46.0	49.6	83.7
Second Home	1	2.250	6.000	2.000	12.655	0.0	29.0	28.1	69.1
Investment	1	2.250	6.000	2.000	12.866	0.0	28.3	36.9	72.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

		Total
	No of	Scheduled					Orig.
State	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

Arizona	187	37,326,422.04	14.2	199,606.53	6.757	6.382	74.80	716	359
California	84	23,114,921.84	8.8	275,177.64	6.593	6.218	68.21	715	359
Maryland	86	18,478,707.53	7.0	214,868.69	6.516	6.141	73.66	710	359
Florida	95	18,121,199.55	6.9	190,749.47	6.859	6.484	71.62	723	359
Virginia	67	16,535,842.27	6.3	246,803.62	6.452	6.077	73.34	719	359
Massachusetts	54	15,207,039.90	5.8	281,611.85	6.711	6.336	65.57	707	359
Nevada	65	14,849,565.77	5.7	228,454.86	6.591	6.216	74.59	726	359
Georgia	76	13,542,290.85	5.2	178,188.04	6.619	6.244	76.57	708	359
Colorado	70	12,518,789.19	4.8	178,839.85	6.435	6.060	76.22	724	359
Washington	54	11,726,086.39	4.5	217,149.75	6.700	6.325	76.72	717	359
Other	454	80,920,578.50	30.8	178,239.16	6.651	6.276	73.85	720	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
State	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

Arizona	1	2.250	6.000	2.000	12.757	45.5	33.9	42.0	84.7
California	1	2.250	6.000	2.000	12.593	45.7	18.0	55.6	68.1
Maryland	1	2.250	6.000	2.000	12.516	61.1	55.3	38.0	84.6
Florida	1	2.250	6.000	2.000	12.859	25.6	13.8	44.8	78.0
Virginia	1	2.250	6.000	2.000	12.452	66.3	50.9	45.4	81.3
Massachusetts	1	2.250	6.000	2.000	12.711	47.7	10.1	68.8	43.4
Nevada	1	2.250	6.000	2.000	12.591	49.0	35.7	39.1	82.7
Georgia	1	2.250	6.000	2.000	12.619	60.7	52.7	31.8	92.2
Colorado	1	2.250	6.000	2.000	12.435	57.2	50.1	23.4	82.9
Washington	1	2.250	6.000	2.000	12.700	46.7	45.4	48.0	86.8
Other	1	2.250	6.000	2.000	12.651	47.0	41.5	38.0	76.1

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

		Total
	No of	Scheduled					Orig.
Original Term	Loans	Balance	%	Avg. Balance	WAC	Net WAC	LTV	FICO	WAM

360	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

						%	%	%	%
			Initial	Periodic	Ceiling	Owner	Full-Alt	Cashout	SFD
Original Term	AGE	MARGIN	Cap	Cap	Rate	Occupied	Doc	Refi	PUD

360	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Max: 360
Min: 360
Wgt Avg: 360

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 6 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

Remaining Term to Stated Maturity	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

347	1	246,500.00	0.1	246,500.00	5.000	4.625	64.03	792	347
349	1	75,579.18	0.0	75,579.18	6.500	6.125	80.00	741	349
352	1	95,000.00	0.0	95,000.00	5.875	5.500	79.83	698	352
354	2	331,986.92	0.1	165,993.46	6.029	5.654	79.90	681	354
356	1	187,000.00	0.1	187,000.00	6.125	5.750	66.31	642	356
357	5	717,852.00	0.3	143,570.40	6.558	6.183	74.99	714	357
358	98	18,851,590.46	7.2	192,363.17	6.622	6.247	73.63	719	358
359	747	149,940,835.27	57.2	200,724.01	6.666	6.291	73.52	718	359
360	436	91,895,100.00	35.0	210,768.58	6.620	6.245	72.68	716	360

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Remaining Term to Stated Maturity	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

347	13	2.250	6.000	2.000	11.000	0.0	0.0	0.0	100.0
349	11	2.250	6.000	2.000	12.500	0.0	0.0	100.0	100.0
352	8	2.250	6.000	2.000	11.875	100.0	100.0	0.0	100.0
354	6	2.250	6.000	2.000	12.029	100.0	19.3	80.7	100.0
356	4	2.250	6.000	2.000	12.125	100.0	100.0	0.0	100.0
357	3	2.250	6.000	2.000	12.558	61.9	37.8	24.0	86.4
358	2	2.250	6.000	2.000	12.622	48.4	31.7	38.4	71.1
359	1	2.250	6.000	2.000	12.666	48.6	37.0	42.2	80.1
360	0	2.250	6.000	2.000	12.620	48.8	38.0	43.6	75.1

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 347
Max: 360
Wgt Avg: 359

First Payment Date	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2005	11	1,653,918.10	0.6	150,356.19	6.129	5.754	73.87	711	354
2006	1,281	260,687,525.73	99.4	203,503.14	6.647	6.272	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

First Payment Date	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2005	6	2.250	6.000	2.000	12.129	64.0	37.3	31.2	94.1
2006	1	2.250	6.000	2.000	12.647	48.6	37.0	42.4	77.7

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Zipcode	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

85242	9	1,970,563.93	0.8	218,951.55	6.579	6.204	73.77	750	359
48104	5	1,891,688.49	0.7	378,337.70	6.511	6.136	76.59	724	359
85032	6	1,477,200.00	0.6	246,200.00	7.450	7.075	77.57	685	359
83642	9	1,445,222.00	0.6	160,580.22	6.856	6.481	80.49	696	359
20165	4	1,390,350.00	0.5	347,587.50	6.344	5.969	71.19	679	360
Other	1,259	254,166,419.41	96.9	201,879.60	6.641	6.266	73.15	718	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Zipcode	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

85242	1	2.250	6.000	2.000	12.579	76.6	34.6	41.9	100.0
48104	1	2.250	6.000	2.000	12.511	0.0	100.0	100.0	78.2
85032	1	2.250	6.000	2.000	13.450	27.7	14.7	27.7	27.7
83642	1	2.250	6.000	2.000	12.856	43.2	44.8	9.9	100.0
20165	0	2.250	6.000	2.000	12.344	100.0	46.0	54.0	71.5
Other	1	2.250	6.000	2.000	12.641	48.8	36.6	42.1	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Prepay Penalty	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

0	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Prepay Penalty	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

0	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 7 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

First Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

6.000	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

First Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

6.000	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 6.000
Max: 6.000
Wgt Avg: 6.000

Annualized Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

4.000	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Annualized Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

4.000	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 4.000
Max: 4.000
Wgt Avg: 4.000

Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2.000	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2.000	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 2.000
Max: 2.000
Wgt Avg: 2.000

Maximum Rate	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

11.000 - 11.999	59	12,269,028.14	4.7	207,949.63	5.784	5.409	71.67	723	359
12.000 - 12.999	921	187,898,075.06	71.6	204,015.28	6.463	6.088	71.75	718	359
13.000 >=	312	62,174,340.63	23.7	199,276.73	7.357	6.982	78.01	714	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Maximum Rate	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

11.000 - 11.999	1	2.250	6.000	2.000	11.784	65.5	55.9	34.0	89.4
12.000 - 12.999	1	2.250	6.000	2.000	12.463	59.4	41.1	45.7	80.2
13.000 >=	1	2.250	6.000	2.000	13.357	13.2	20.9	33.7	68.4

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Min: 11.000
Max: 14.000
Wgt. Avg: 12.643

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 8 of 9

	Group 1	Credit Suisse
Feb 10, 2006 09:52

Interest Only Period	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

0	232	41,131,211.32	15.7	177,289.70	6.736	6.361	72.59	716	359
120	1,060	221,210,232.51	84.3	208,688.90	6.626	6.251	73.35	718	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Interest Only Period	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

0	1	2.250	6.000	2.000	12.736	40.6	31.2	48.7	71.9
120	1	2.250	6.000	2.000	12.626	50.3	38.1	41.2	78.9

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Group	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

1	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Total:	1,292	262,341,443.83	100.0	203,050.65	6.643	6.268	73.23	717	359

Group	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

1	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Total:	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:52	Page 9 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Portfolio Summary

No of Loans: 2012
Total Original Balance: 507,153,029.00
Avg Original Balance: 252,064.13
Total Scheduled Balance: 506,784,959.54
Avg Scheduled Balance: 251,881.19
Gross WAC: 6.65581
Net WAC: 6.28081
Wgt Avg Gross Margin: 2.25000
Wgt Avg Net Margin: 1.8750
Wgt Avg Initial Cap: 6.00000
Wgt Avg Periodic Cap: 2.00000
Wgt Avg Periodic Cap (Annualized): 4.00000
Wgt Avg Life Cap: 6.00000
wgt Avg Max Rate: 12.65581
Wgt Avg Original Term: 360
Wgt Avg Remaining Term: 359
Months to Rate Reset: 59
Wgt Avg Original LTV: 74.34
Wgt Avg CLTV: 83.03
FICO: 718
% in California: 15.39
% Northern California: 7.29
% Southern California: 8.10
% LTV > 80 - No MI: 0.00

Mortgage Rates (%)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

5.000 - 5.499	4	954,509.00	0.2	238,627.25	5.176	4.801	74.46	742	356
5.500 - 5.999	94	21,657,481.30	4.3	230,398.74	5.797	5.422	74.29	728	359
6.000 - 6.499	708	162,001,195.37	32.0	228,815.25	6.221	5.846	72.76	724	359
6.500 - 6.999	761	196,699,232.69	38.8	258,474.68	6.667	6.292	73.79	716	359
7.000 - 7.499	267	76,808,284.05	15.2	287,671.48	7.172	6.797	76.32	711	359
7.500 - 7.999	173	46,734,308.42	9.2	270,140.51	7.643	7.268	78.79	714	358
8.000 - 8.499	5	1,929,948.71	0.4	385,989.74	8.000	7.625	76.01	691	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Mortgage Rates (%)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

5.000 - 5.499	4	2.250	6.000	2.000	11.176	45.9	48.5	0.0	74.4
5.500 - 5.999	1	2.250	6.000	2.000	11.797	82.8	55.0	24.3	87.8
6.000 - 6.499	1	2.250	6.000	2.000	12.221	79.4	46.6	31.6	86.3
6.500 - 6.999	1	2.250	6.000	2.000	12.667	71.5	34.8	40.7	86.0
7.000 - 7.499	1	2.250	6.000	2.000	13.172	47.8	23.6	36.5	80.1
7.500 - 7.999	1	2.250	6.000	2.000	13.643	34.9	15.4	39.8	77.2
8.000 - 8.499	1	2.250	6.000	2.000	14.000	0.0	4.6	44.5	60.1

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 5.000
Max: 8.000
Wgt Avg: 6.656

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 1 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Index	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Libor - 6 Month	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Index	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Libor - 6 Month	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Months to Rate Reset	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

43 - 48	1	246,500.00	0.0	246,500.00	5.000	4.625	64.03	792	347
49 - 54	8	1,538,070.06	0.3	192,258.76	5.876	5.501	75.14	676	353
55 - 60	2,003	505,000,389.48	99.6	252,122.01	6.659	6.284	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Months to Rate Reset	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

43 - 48	13	2.250	6.000	2.000	11.000	0.0	0.0	0.0	100.0
49 - 54	7	2.250	6.000	2.000	11.876	95.1	10.3	22.3	100.0
55 - 60	1	2.250	6.000	2.000	12.659	67.2	35.9	36.4	84.3

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 47
Max: 60
Wgt Avg: 59

Margin	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2.250	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Margin	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2.250	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 2.250
Max: 2.250
Wgt Avg: 2.250

Rate Change Frequency	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

6	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Rate Change Frequency	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

6	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 2 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Scheduled Balances ($)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

25,000.00 - 49,999.99	6	255,686.73	0.1	42,614.46	7.334	6.959	80.85	716	360
50,000.00 - 74,999.99	42	2,634,307.14	0.5	62,721.60	6.825	6.450	72.01	717	359
75,000.00 - 99,999.99	77	6,961,894.89	1.4	90,414.22	6.671	6.296	73.34	726	359
100,000.00 - 124,999.99	168	18,908,545.80	3.7	112,550.87	6.658	6.283	73.04	723	359
125,000.00 - 149,999.99	181	24,989,242.07	4.9	138,062.11	6.605	6.230	75.13	720	359
150,000.00 - 174,999.99	208	33,763,375.82	6.7	162,323.92	6.551	6.176	74.13	718	359
175,000.00 - 199,999.99	215	40,326,884.35	8.0	187,566.90	6.612	6.237	75.56	721	359
200,000.00 - 249,999.99	334	74,378,328.11	14.7	222,689.61	6.557	6.182	76.40	722	359
250,000.00 - 299,999.99	246	67,068,281.14	13.2	272,635.29	6.561	6.186	76.00	715	359
300,000.00 - 399,999.99	281	95,881,660.54	18.9	341,215.87	6.526	6.151	74.86	715	359
400,000.00 - 499,999.99	128	55,618,599.10	11.0	434,520.31	6.720	6.345	73.16	717	359
500,000.00 - 599,999.99	55	30,335,791.02	6.0	551,559.84	6.980	6.605	72.91	710	359
600,000.00 - 699,999.99	29	18,514,290.17	3.7	638,423.80	6.870	6.495	73.08	709	359
700,000.00 - 799,999.99	17	12,626,527.18	2.5	742,736.89	7.060	6.685	66.55	731	359
800,000.00 - 899,999.99	5	4,375,225.00	0.9	875,045.00	6.977	6.602	76.80	733	359
900,000.00 - 999,999.99	13	12,434,643.48	2.5	956,511.04	6.962	6.587	70.46	737	359
1,000,000.00 - 1,099,999.99	4	4,054,177.00	0.8	1,013,544.25	7.281	6.906	60.13	734	359
1,100,000.00 - 1,199,999.99	1	1,162,500.00	0.2	1,162,500.00	7.000	6.625	75.00	674	360
1,200,000.00 - 1,999,999.99	2	2,495,000.00	0.5	1,247,500.00	7.191	6.816	67.53	693	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Scheduled Balances ($)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

25,000.00 - 49,999.99	0	2.250	6.000	2.000	13.334	16.9	65.3	15.8	67.2
50,000.00 - 74,999.99	1	2.250	6.000	2.000	12.825	31.5	38.6	29.8	89.5
75,000.00 - 99,999.99	1	2.250	6.000	2.000	12.671	35.5	49.4	26.9	75.1
100,000.00 - 124,999.99	1	2.250	6.000	2.000	12.658	47.3	49.9	21.2	78.3
125,000.00 - 149,999.99	1	2.250	6.000	2.000	12.605	54.8	45.6	23.5	77.9
150,000.00 - 174,999.99	1	2.250	6.000	2.000	12.551	62.4	54.1	25.8	82.2
175,000.00 - 199,999.99	1	2.250	6.000	2.000	12.612	56.3	47.3	28.9	78.5
200,000.00 - 249,999.99	1	2.250	6.000	2.000	12.557	66.8	42.7	30.1	80.3
250,000.00 - 299,999.99	1	2.250	6.000	2.000	12.561	66.1	35.5	29.7	84.9
300,000.00 - 399,999.99	1	2.250	6.000	2.000	12.526	75.9	30.3	36.3	85.6
400,000.00 - 499,999.99	1	2.250	6.000	2.000	12.720	72.8	26.2	43.0	88.3
500,000.00 - 599,999.99	1	2.250	6.000	2.000	12.980	74.3	20.1	45.1	91.0
600,000.00 - 699,999.99	1	2.250	6.000	2.000	12.870	93.4	17.0	62.1	93.4
700,000.00 - 799,999.99	1	2.250	6.000	2.000	13.060	52.5	17.7	82.3	87.8
800,000.00 - 899,999.99	1	2.250	6.000	2.000	12.977	100.0	40.5	59.1	100.0
900,000.00 - 999,999.99	1	2.250	6.000	2.000	12.962	68.6	15.5	53.5	92.2
1,000,000.00 - 1,099,999.99	1	2.250	6.000	2.000	13.281	75.3	50.7	100.0	100.0
1,100,000.00 - 1,199,999.99	0	2.250	6.000	2.000	13.000	100.0	100.0	0.0	0.0
1,200,000.00 - 1,999,999.99	1	2.250	6.000	2.000	13.191	0.0	49.5	50.5	100.0

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 38,250.00
Max: 1,260,000.00
Avg: 251,881.19

FICO	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 619	1	125,000.00	0.0	125,000.00	6.000	5.625	55.56	619	360
620 - 639	64	15,624,203.09	3.1	244,128.17	6.661	6.286	71.36	630	359
640 - 659	122	33,020,024.16	6.5	270,655.94	6.770	6.395	72.05	651	359
660 - 679	249	65,508,160.53	12.9	263,084.98	6.699	6.324	74.69	669	359
680 - 699	265	66,726,110.35	13.2	251,796.64	6.679	6.304	75.23	690	359
700 - 719	306	76,907,765.17	15.2	251,332.57	6.707	6.332	75.32	708	359
720 - 739	313	79,573,948.52	15.7	254,229.87	6.667	6.292	75.44	729	359
740 - 759	260	62,252,295.40	12.3	239,431.91	6.617	6.242	76.26	749	358
760 - 779	247	60,892,187.04	12.0	246,527.07	6.580	6.205	73.59	769	359
780 - 799	135	33,297,341.43	6.6	246,646.97	6.537	6.162	70.69	789	359
800 >=	50	12,857,923.85	2.5	257,158.48	6.499	6.124	68.57	807	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

FICO	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 619	0	2.250	6.000	2.000	12.000	100.0	0.0	0.0	100.0
620 - 639	1	2.250	6.000	2.000	12.661	85.8	52.4	43.6	88.0
640 - 659	1	2.250	6.000	2.000	12.770	82.3	43.4	52.5	87.4
660 - 679	1	2.250	6.000	2.000	12.699	76.5	48.8	41.3	81.1
680 - 699	1	2.250	6.000	2.000	12.679	68.4	36.0	40.4	80.8
700 - 719	1	2.250	6.000	2.000	12.707	67.1	32.8	33.2	87.6
720 - 739	1	2.250	6.000	2.000	12.667	60.5	28.7	40.7	83.6
740 - 759	1	2.250	6.000	2.000	12.617	64.0	33.3	29.7	84.1
760 - 779	1	2.250	6.000	2.000	12.580	61.6	34.4	27.5	82.6
780 - 799	1	2.250	6.000	2.000	12.537	59.6	30.2	28.8	86.6
800 >=	1	2.250	6.000	2.000	12.499	56.0	25.3	24.7	96.6

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 619
Max: 819
Wgt Avg: 718

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 3 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

DTI Ratio	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 20.00	565	148,490,912.48	29.3	262,815.77	6.722	6.347	68.62	724	359
20.01 - 25.00	43	8,553,703.60	1.7	198,923.34	6.530	6.155	73.11	727	359
25.01 - 30.00	87	19,511,147.40	3.8	224,266.06	6.719	6.344	77.19	720	359
30.01 - 35.00	188	46,011,481.19	9.1	244,741.92	6.671	6.296	75.51	716	359
35.01 - 40.00	298	74,132,835.49	14.6	248,767.90	6.640	6.265	77.18	718	359
40.01 - 45.00	460	111,468,887.33	22.0	242,323.67	6.577	6.202	77.37	713	359
45.01 - 50.00	279	72,955,018.92	14.4	261,487.52	6.615	6.240	76.97	712	359
50.01 - 55.00	72	20,491,810.27	4.0	284,608.48	6.765	6.390	74.54	721	359
55.01 >=	20	5,169,162.86	1.0	258,458.14	6.657	6.282	75.41	727	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

DTI Ratio	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 20.00	1	2.250	6.000	2.000	12.722	62.9	4.3	49.4	84.3
20.01 - 25.00	1	2.250	6.000	2.000	12.530	69.0	50.5	29.3	87.9
25.01 - 30.00	1	2.250	6.000	2.000	12.719	47.8	29.0	31.5	78.5
30.01 - 35.00	1	2.250	6.000	2.000	12.671	67.5	40.8	43.7	81.7
35.01 - 40.00	1	2.250	6.000	2.000	12.640	71.3	40.1	36.6	89.5
40.01 - 45.00	1	2.250	6.000	2.000	12.577	75.0	51.6	20.5	85.8
45.01 - 50.00	1	2.250	6.000	2.000	12.615	70.5	59.8	29.5	82.8
50.01 - 55.00	1	2.250	6.000	2.000	12.765	52.5	58.8	43.7	73.7
55.01 >=	1	2.250	6.000	2.000	12.657	43.6	68.5	29.5	85.7

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 0
Max: 65
Wgt Avg: 40

Original LTV Ratio (%)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 50.000	84	18,847,347.19	3.7	224,373.18	6.425	6.050	38.67	737	359
50.001 - 55.000	31	7,366,066.28	1.5	237,615.04	6.506	6.131	52.29	724	359
55.001 - 60.000	44	12,451,512.89	2.5	282,988.93	6.418	6.043	58.20	716	359
60.001 - 65.000	179	51,543,987.11	10.2	287,955.24	6.440	6.065	64.02	720	359
65.001 - 70.000	195	55,932,572.40	11.0	286,833.70	6.810	6.435	69.34	709	359
70.001 - 75.000	149	43,630,598.07	8.6	292,822.81	6.711	6.336	74.13	714	359
75.001 - 80.000	1,262	303,599,356.42	59.9	240,570.01	6.660	6.285	79.81	718	359
80.001 - 85.000	7	1,709,980.04	0.3	244,282.86	6.507	6.132	83.12	702	359
85.001 - 90.000	56	10,776,049.27	2.1	192,429.45	7.292	6.917	89.35	734	355
90.001 - 95.000	5	927,489.87	0.2	185,497.97	7.171	6.796	94.27	736	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Original LTV Ratio (%)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 50.000	1	2.250	6.000	2.000	12.425	65.3	7.0	75.4	84.2
50.001 - 55.000	1	2.250	6.000	2.000	12.506	32.1	13.0	55.3	67.3
55.001 - 60.000	1	2.250	6.000	2.000	12.418	57.0	13.5	65.6	77.8
60.001 - 65.000	1	2.250	6.000	2.000	12.440	48.2	14.6	71.9	83.4
65.001 - 70.000	1	2.250	6.000	2.000	12.810	50.4	16.9	69.8	79.6
70.001 - 75.000	1	2.250	6.000	2.000	12.711	66.8	28.8	38.9	85.7
75.001 - 80.000	1	2.250	6.000	2.000	12.660	75.2	47.9	19.8	85.5
80.001 - 85.000	1	2.250	6.000	2.000	12.507	64.9	66.3	56.6	100.0
85.001 - 90.000	1	2.250	6.000	2.000	13.292	62.3	11.8	27.5	94.6
90.001 - 95.000	1	2.250	6.000	2.000	13.171	57.8	24.3	50.5	82.8

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 5.000
Max: 95.000
Wgt Avg: 74.337

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 4 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Combined LTV Ratio (%)	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

<= 50.000	81	18,082,778.16	3.6	223,244.17	6.432	6.057	38.43	737	359
50.001 - 55.000	30	7,115,366.28	1.4	237,178.88	6.519	6.144	52.23	724	359
55.001 - 60.000	40	11,345,912.89	2.2	283,647.82	6.441	6.066	58.15	718	359
60.001 - 65.000	142	41,185,249.40	8.1	290,036.97	6.407	6.032	63.84	722	359
65.001 - 70.000	140	38,582,056.74	7.6	275,586.12	6.813	6.438	69.15	708	359
70.001 - 75.000	84	26,445,686.27	5.2	314,829.60	6.713	6.338	72.63	712	359
75.001 - 80.000	383	96,531,243.34	19.0	252,039.80	6.825	6.450	78.65	716	359
80.001 - 85.000	28	8,621,671.68	1.7	307,916.85	6.704	6.329	75.73	702	359
85.001 - 90.000	362	95,349,999.38	18.8	263,397.79	6.901	6.526	78.43	716	359
90.001 - 95.000	167	38,364,447.37	7.6	229,727.23	6.686	6.311	78.91	712	359
95.001 - 100.000	555	125,160,548.03	24.7	225,514.50	6.407	6.032	79.72	724	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Combined LTV Ratio (%)	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

<= 50.000	1	2.250	6.000	2.000	12.432	64.1	4.1	77.5	83.5
50.001 - 55.000	1	2.250	6.000	2.000	12.519	29.7	13.4	57.2	66.2
55.001 - 60.000	1	2.250	6.000	2.000	12.441	54.2	11.2	69.6	76.6
60.001 - 65.000	1	2.250	6.000	2.000	12.407	54.1	5.3	75.5	81.9
65.001 - 70.000	1	2.250	6.000	2.000	12.813	53.1	11.5	76.3	74.7
70.001 - 75.000	1	2.250	6.000	2.000	12.713	63.2	31.9	50.9	86.3
75.001 - 80.000	1	2.250	6.000	2.000	12.825	58.1	29.5	42.2	85.3
80.001 - 85.000	1	2.250	6.000	2.000	12.704	59.3	33.8	62.7	76.7
85.001 - 90.000	1	2.250	6.000	2.000	12.901	58.3	24.6	31.5	90.1
90.001 - 95.000	1	2.250	6.000	2.000	12.686	63.3	67.2	20.7	79.4
95.001 - 100.000	1	2.250	6.000	2.000	12.407	96.1	66.3	0.0	86.7

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 5.000
Max: 100.000
Wgt Avg: 83.026

Documentation Type	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Stated Income	679	188,664,140.55	37.2	277,855.88	6.750	6.375	75.55	721	359
FULL/ALT	815	181,604,579.48	35.8	222,827.70	6.502	6.127	77.81	711	359
No Ratio	272	75,682,797.52	14.9	278,245.58	6.876	6.501	73.34	713	359
NINAE	246	60,833,441.99	12.0	247,290.41	6.547	6.172	61.46	736	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Documentation Type	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Stated Income	1	2.250	6.000	2.000	12.750	63.4	0.0	43.0	84.1
FULL/ALT	1	2.250	6.000	2.000	12.502	72.6	100.0	19.8	84.2
No Ratio	1	2.250	6.000	2.000	12.876	65.8	0.0	38.2	88.1
NINAE	1	2.250	6.000	2.000	12.547	64.7	0.0	62.7	81.1

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Property Type	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Single Family Residence	998	255,401,389.33	50.4	255,913.22	6.679	6.304	73.62	717	359
Condo	221	46,233,336.10	9.1	209,200.62	6.651	6.276	74.53	718	359
Condo - High Rise >8 floors	17	4,238,120.45	0.8	249,301.20	6.767	6.392	73.81	713	359
2-4 Family	117	28,702,674.90	5.7	245,322.01	6.907	6.532	70.89	713	359
PUD	659	172,209,438.76	34.0	261,319.33	6.579	6.204	75.94	721	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Property Type	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Single Family Residence	1	2.250	6.000	2.000	12.679	69.2	32.2	45.3	100.0
Condo	1	2.250	6.000	2.000	12.651	57.3	43.6	21.0	0.0
Condo - High Rise >8 floors	1	2.250	6.000	2.000	12.767	27.9	35.9	29.3	0.0
2-4 Family	1	2.250	6.000	2.000	12.907	27.5	24.7	42.7	0.0
PUD	1	2.250	6.000	2.000	12.579	74.5	41.0	26.3	100.0

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 5 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Mortgage Loan Purpose	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Purchase	1,165	272,413,514.40	53.8	233,831.34	6.629	6.254	77.86	726	359
Refinance - Rate Term	215	50,230,950.03	9.9	233,632.33	6.600	6.225	74.40	699	359
Refinance - Cashout	632	184,140,495.11	36.3	291,361.54	6.710	6.335	69.12	711	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Mortgage Loan Purpose	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Purchase	1	2.250	6.000	2.000	12.629	67.0	44.8	0.0	82.1
Refinance - Rate Term	1	2.250	6.000	2.000	12.600	72.5	47.2	0.0	85.8
Refinance - Cashout	1	2.250	6.000	2.000	12.710	66.2	19.5	100.0	87.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Occupancy Type	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

Primary	1,257	340,642,729.06	67.2	270,996.60	6.542	6.167	75.29	714	359
Second Home	115	30,977,756.37	6.1	269,371.79	6.827	6.452	73.35	737	359
Investment	640	135,164,474.11	26.7	211,194.49	6.905	6.530	72.16	725	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Occupancy Type	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

Primary	1	2.250	6.000	2.000	12.542	100.0	38.7	35.8	89.6
Second Home	1	2.250	6.000	2.000	12.827	0.0	24.2	36.2	69.5
Investment	1	2.250	6.000	2.000	12.905	0.0	31.3	37.8	74.7

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

State	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

California	213	78,013,809.45	15.4	366,262.02	6.635	6.260	71.55	720	359
Arizona	293	68,207,083.16	13.5	232,788.68	6.742	6.367	75.73	717	359
Virginia	120	37,168,783.69	7.3	309,739.86	6.612	6.237	75.27	716	359
Nevada	116	32,657,970.61	6.4	281,534.23	6.566	6.191	76.81	725	359
Maryland	122	31,962,153.03	6.3	261,984.86	6.565	6.190	73.63	709	359
Florida	125	27,340,934.36	5.4	218,727.47	6.850	6.475	72.91	726	359
Washington	92	24,041,443.91	4.7	261,320.04	6.585	6.210	77.28	722	359
Massachusetts	76	23,627,066.34	4.7	310,882.45	6.837	6.462	68.34	705	359
Georgia	115	22,464,622.97	4.4	195,344.55	6.609	6.234	77.22	711	359
Colorado	91	17,588,083.58	3.5	193,275.64	6.389	6.014	76.70	727	359
Other	649	143,713,008.44	28.4	221,437.61	6.663	6.288	74.57	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

State	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

California	1	2.250	6.000	2.000	12.635	72.6	23.2	38.4	81.7
Arizona	1	2.250	6.000	2.000	12.742	64.7	34.9	31.1	88.9
Virginia	1	2.250	6.000	2.000	12.612	79.3	40.7	30.5	86.6
Nevada	1	2.250	6.000	2.000	12.566	72.8	39.9	24.7	90.4
Maryland	1	2.250	6.000	2.000	12.565	74.5	51.1	38.6	83.5
Florida	1	2.250	6.000	2.000	12.850	43.3	16.9	46.1	82.7
Washington	1	2.250	6.000	2.000	12.585	69.1	48.0	35.0	88.4
Massachusetts	1	2.250	6.000	2.000	12.837	57.2	13.5	55.8	58.8
Georgia	1	2.250	6.000	2.000	12.609	70.5	49.8	26.2	93.1
Colorado	1	2.250	6.000	2.000	12.389	69.6	48.3	19.5	87.2
Other	1	2.250	6.000	2.000	12.663	64.5	39.1	40.2	84.1

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Original Term	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

240	1	370,000.00	0.1	370,000.00	7.500	7.125	89.16	750	240
360	2,011	506,414,959.54	99.9	251,822.46	6.655	6.280	74.33	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Original Term	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

240	0	2.250	6.000	2.000	13.500	100.0	0.0	100.0	100.0
360	1	2.250	6.000	2.000	12.655	67.2	35.9	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Max: 360
Min: 240
Wgt Avg: 360

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 6 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Remaining Term to Stated Maturity	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

240	1	370,000.00	0.1	370,000.00	7.500	7.125	89.16	750	240
347	1	246,500.00	0.0	246,500.00	5.000	4.625	64.03	792	347
349	1	75,579.18	0.0	75,579.18	6.500	6.125	80.00	741	349
352	1	95,000.00	0.0	95,000.00	5.875	5.500	79.83	698	352
353	2	679,650.00	0.1	339,825.00	5.684	5.309	69.07	671	353
354	4	687,840.88	0.1	171,960.22	5.997	5.622	79.95	672	354
355	1	221,133.94	0.0	221,133.94	5.750	5.375	80.00	695	355
356	4	1,256,749.99	0.2	314,187.50	6.456	6.081	77.96	699	356
357	8	1,465,098.99	0.3	183,137.37	6.531	6.156	74.55	722	357
358	169	43,570,364.69	8.6	257,812.81	6.617	6.242	75.45	722	358
359	1,119	279,109,361.87	55.1	249,427.49	6.691	6.316	74.53	718	359
360	701	179,007,680.00	35.3	255,360.46	6.621	6.246	73.70	717	360

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Remaining Term to Stated Maturity	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

240	0	2.250	6.000	2.000	13.500	100.0	0.0	100.0	100.0
347	13	2.250	6.000	2.000	11.000	0.0	0.0	0.0	100.0
349	11	2.250	6.000	2.000	12.500	0.0	0.0	100.0	100.0
352	8	2.250	6.000	2.000	11.875	100.0	100.0	0.0	100.0
353	7	2.250	6.000	2.000	11.684	100.0	0.0	0.0	100.0
354	6	2.250	6.000	2.000	11.997	100.0	9.3	39.0	100.0
355	5	2.250	6.000	2.000	11.750	100.0	0.0	0.0	100.0
356	4	2.250	6.000	2.000	12.456	100.0	27.5	0.0	52.7
357	3	2.250	6.000	2.000	12.531	81.3	28.9	31.2	93.3
358	2	2.250	6.000	2.000	12.617	70.1	33.7	29.3	79.1
359	1	2.250	6.000	2.000	12.691	66.9	35.2	36.3	86.0
360	0	2.250	6.000	2.000	12.621	66.3	37.8	38.5	83.1

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 240
Max: 360
Wgt Avg: 359

First Payment Date	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2005	22	4,727,552.98	0.9	214,888.77	6.182	5.807	75.36	703	355
2006	1,990	502,057,406.56	99.1	252,290.15	6.660	6.285	74.33	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

First Payment Date	AGE	MARGIN	Initial |Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2005	5	2.250	6.000	2.000	12.182	87.4	19.6	16.9	85.4
2006	1	2.250	6.000	2.000	12.660	67.0	36.0	36.5	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Zipcode	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

85242	20	5,546,948.93	1.1	277,347.45	6.761	6.386	75.28	725	359
83642	20	3,839,015.44	0.8	191,950.77	6.627	6.252	79.33	706	359
85383	9	3,038,877.76	0.6	337,653.08	6.631	6.256	78.83	746	360
20136	7	2,937,629.99	0.6	419,661.43	6.822	6.447	78.69	762	359
85379	12	2,727,725.20	0.5	227,310.43	6.784	6.409	77.87	731	359
Other	1,944	488,694,762.22	96.4	251,386.19	6.653	6.278	74.21	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Zipcode	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

85242	1	2.250	6.000	2.000	12.761	71.6	57.2	14.9	100.0
83642	1	2.250	6.000	2.000	12.627	78.6	46.3	15.5	100.0
85383	0	2.250	6.000	2.000	12.631	90.3	26.8	22.1	100.0
20136	1	2.250	6.000	2.000	12.822	91.3	19.5	8.7	100.0
85379	1	2.250	6.000	2.000	12.784	72.0	37.7	6.6	100.0
Other	1	2.250	6.000	2.000	12.653	66.8	35.7	37.2	83.8

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 7 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Prepay Penalty	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

0	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Prepay Penalty	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

0	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

First Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

6.000	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

First Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

6.000	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 6.000
Max: 6.000
Wgt Avg: 6.000

Annualized Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

4.000	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Annualized Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

4.000	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 4.000
Max: 4.000
Wgt Avg: 4.000

Periodic Rate Cap	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

2.000	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Periodic Rate Cap	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

2.000	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 2.000
Max: 2.000
Wgt Avg: 2.000

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 8 of 9

	All records	Credit Suisse
Feb 10, 2006 09:51

Maximum Rate	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

11.000 - 11.999	98	22,611,990.30	4.5	230,734.59	5.771	5.396	74.30	729	359
12.000 - 12.999	1,469	358,700,428.06	70.8	244,180.01	6.465	6.090	73.32	720	359
13.000 >=	445	125,472,541.18	24.8	281,960.77	7.360	6.985	77.24	712	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Maximum Rate	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

11.000 - 11.999	1	2.250	6.000	2.000	11.771	81.3	54.7	23.3	87.2
12.000 - 12.999	1	2.250	6.000	2.000	12.465	75.1	40.1	36.6	86.2
13.000 >=	1	2.250	6.000	2.000	13.360	42.2	20.3	37.9	78.7

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Min: 11.000
Max: 14.000
Wgt. Avg: 12.656

Interest Only Period	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

0	332	69,104,170.07	13.6	208,145.09	6.726	6.351	73.42	718	359
120	1,680	437,680,789.47	86.4	260,524.28	6.645	6.270	74.48	718	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Interest Only Period	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

0	1	2.250	6.000	2.000	12.726	56.9	32.4	45.7	80.7
120	1	2.250	6.000	2.000	12.645	68.9	36.4	34.9	85.0

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Group	No of Loans	Total Scheduled Balance	%	Avg. Balance	WAC	Net WAC	Orig. LTV	FICO	WAM

1	1,292	262,341,443.83	51.8	203,050.65	6.643	6.268	73.23	717	359
2	720	244,443,515.71	48.2	339,504.88	6.669	6.294	75.52	719	359

Total:	2,012	506,784,959.54	100.0	251,881.19	6.656	6.281	74.34	718	359

Group	AGE	MARGIN	Initial Cap	Periodic Cap	Ceiling Rate	% Owner Occupied	% Full-Alt Doc	% Cashout Refi	% SFD PUD

1	1	2.250	6.000	2.000	12.643	48.7	37.0	42.3	77.8
2	1	2.250	6.000	2.000	12.669	87.0	34.6	29.9	91.4

Total:	1	2.250	6.000	2.000	12.656	67.2	35.8	36.3	84.4

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

Feb 10, 2006 09:51	Page 9 of 9